                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material under Rule 14a-12

                                   FNB Corp.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if Other than Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                   FNB CORP.
                               101 Sunset Avenue
                         Asheboro, North Carolina 27203

                 ---------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 2001
                 ---------------------------------------------

   Notice is hereby given that the regular Annual Meeting of Shareholders of FNB Corp. (the "Corporation") will be held at the AVS Banquet Centre, 2045 North Fayetteville Street, Asheboro, North Carolina, on Tuesday, the 8th day of May, 2001, at one o'clock p.m., preceded by a buffet luncheon beginning at 12:15 p.m., for the following purposes:

  1. To elect four Class III Directors to serve for three-year terms expiring at the Annual Meeting in 2004.

  2. To consider and act upon any other business as may come before the meeting or any adjournment thereof.

   All shareholders are invited to attend the meeting. Only those shareholders of record at the close of business on March 22, 2001, shall be entitled to notice of the meeting and to vote at the meeting.

   Information relating to the activities and operations of FNB Corp. during the fiscal year ended December 31, 2000, is contained in the Corporation's Annual Report, which is enclosed.

                                          By Order of the Board of Directors
                                          /s/ Jerry A. Little
                                          Jerry A. Little
                                          Treasurer and Secretary

April 12, 2001

YOUR BOARD OF DIRECTORS URGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME BY NOTIFYING THE SECRETARY OF FNB CORP. IN WRITING PRIOR TO THE VOTING OF THE PROXY.

                                   FNB CORP.
                               101 Sunset Avenue
                         Asheboro, North Carolina 27203

                            ----------------------
                                PROXY STATEMENT
                            ----------------------

                              GENERAL INFORMATION

   The following information is furnished in connection with the solicitation of proxies by the Board of Directors of FNB Corp. (the "Corporation" or "FNB") for use at the Annual Meeting of Shareholders to be held on May 8, 2001. The principal executive offices of the Corporation are located at its wholly owned subsidiary, First National Bank and Trust Company (the "Bank"), 101 Sunset Avenue, Asheboro, North Carolina 27203 (Telephone: 336-626-8300). This proxy statement and the enclosed form of proxy were first sent to shareholders on or about April 12, 2001.

   A proxy may be revoked by the person giving it by delivering a written notice to the Corporation prior to the meeting or by personally requesting that it be returned. The shares represented by all properly executed proxies received by the Corporation in time to be taken to the meeting will be voted; and, if a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specification. If a specification is not made, the proxy will be voted for the proposals set forth in the Notice of Annual Meeting of Shareholders.

   Solicitation of proxies may be made in person or by mail or telephone by directors, officers and regular employees of the Corporation or the Bank without additional compensation therefor. The Corporation may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of FNB Common Stock held of record by such person, and the Corporation will reimburse such forwarding expenses. The Corporation will pay the costs of solicitation of proxies.

            VOTING SECURITIES OUTSTANDING AND PRINCIPAL SHAREHOLDERS

   Only holders of record of FNB Common Stock at the close of business on March 22, 2001 (the "Record Date"), are entitled to a notice of and to vote on matters to come before the Annual Meeting or any adjournment thereof. On the Record Date, there were 5,065,942 shares of FNB Common Stock issued and outstanding.

   Each share is entitled to one vote on all matters. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of FNB Common Stock entitled to vote is necessary to constitute a quorum.

   The Corporation is not aware of any holders of more than 5% of the outstanding shares of FNB Common Stock as of March 22, 2001.

                               EXECUTIVE OFFICERS

   The following table sets forth the current executive officers of the Corporation and also shows their positions with the Bank:

Name                     Age Position in Corporation          Position in Bank
----                     --- ----------------------- -----------------------------------
Michael C. Miller.......  50 Chairman and President  Chairman and President
Jerry A. Little.........  57 Treasurer and Secretary Senior Vice President and Secretary

   The above officers have held executive positions with the Corporation and the Bank for at least the past five years. Officers are elected annually by the Board of Directors.

                             ELECTION OF DIRECTORS

   The bylaws of the Corporation provide that the number of directors shall consist of not less than nine nor more than twenty-five, with the exact number of directors within such maximum and minimum limits to be fixed and determined from time to time by resolution adopted by a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. The Board of Directors has set the total number of directors at 12, all of whom either will be elected at the 2001 Annual Meeting or were previously elected and will remain in office after that meeting.

   The Board of Directors is divided into three classes: Class I, Class II and Class III. In accordance with this classification, the members of Class III of the Board of Directors are to be elected at this Annual Meeting. It is intended that the persons named in the accompanying form of proxy will vote for the four nominees listed below for directors of the Corporation in Class III, unless authority so to vote is withheld. Each nominee is at present a member of the Board of Directors. Class III directors will serve for three-year terms expiring at the 2004 Annual Meeting or until their successors shall be elected and shall qualify. Directors are elected by a plurality of the votes cast. Abstentions and broker nonvotes will not affect the election results if a quorum is present.

   The following information is furnished with respect to the nominees for election as directors of the Corporation in Class III, and for the directors in Classes I and II whose terms expire at the Annual Meetings occurring in 2002 and 2003, respectively. Each nominee for Class III director and each director presently serving in Classes I and II also serves as a director of the Bank.

Nominees for Class III Directors to Serve for Three-Year Terms Expiring at the Annual Meeting in 2004

                                              Principal Occupation                  Director
          Name            Age              During the Past Five Years                Since
          ----            ---              --------------------------               --------
James M. Campbell, Jr...  62  President and Treasurer, Sew Special, Inc.              1984
                              (Manufacturer of private label apparel)
R. Larry Campbell.......  56  Senior Vice President of the Bank (effective April      2000
                              2000), formerly President and Chief Executive
                              Officer, Carolina Fincorp, Inc. and Richmond Savings
                              Bank, Inc., SSB (1990-2000)
Thomas A. Jordan........  61  President, Michael Thomas Furniture Company             1984
                              (Manufacturer of upholstered furniture)
Michael C. Miller.......  50  Chairman and President of FNB Corp. and First           1992
                              National Bank (Chairman effective January 1999);
                              Director, B. B. Walker Company

 Class I Directors with Continuing Terms Expiring at the Annual Meeting in 2002

                                              Principal Occupation                  Director
          Name            Age              During the Past Five Years                Since
          ----            ---              --------------------------               --------
Darrell L. Frye.........  55  Vice President of Finance, Harriss & Covington          1999
                              Hosiery (Manufacturer of men's and ladies' athletic
                              socks)
J. M. Ramsay III........  53  President, Elastic Therapy, Inc. (Manufacturer of       1989
                              medical and specialty hosiery)
Charles W. Stout, M.D...  68  Retired; Family Physician (in active practice until     1989
                              May 1996)
Earlene V. Ward.........  69  Secretary and Treasurer, Mid-State Motors, Inc.         1976
                              (Automobile dealer)

Class II Directors with Continuing Terms Expiring at the Annual Meeting in 2003

                                              Principal Occupation                   Director
          Name            Age              During the Past Five Years                 Since
          ----            ---              --------------------------                --------
W. L. Hancock...........  65  President and Treasurer, Hancock Farms, Inc.             1973
                              (Purebred cattle)
Cooper M. McLaurin......  57  Vice President, McLaurin Industries (Real estate         2001
                              holding company)
R. Reynolds Neely, Jr...  47  Planning Director, City of Asheboro Planning             1980
                              Department
Richard K. Pugh.........  66  Retired; Chairman (until retirement in December 1999),   1988
                              Pugh Oil Company, Inc. (Convenience stores and
                              petroleum products distribution)

   In the event that any nominee should not be available to serve for any reason (which is not anticipated), it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other persons as the Board of Directors of the Corporation may recommend.

Committees of the Board

   The Board of Directors holds regular monthly meetings to conduct the normal business of the Corporation and meets on other occasions when required for special circumstances. In addition, certain board members serve on standing committees. Among these committees are the Audit and Compliance, Compensation and Nominating Committees, whose members and principal functions are as follows:

   Audit and Compliance Committee. The Audit and Compliance Committee reviews significant audit and accounting principles, policies and practices and meets with the audit manager relative to internal audit functions and with the independent auditors to review the performance of the audit manager and internal controls and accounting procedures. The committee also reviews significant regulatory compliance matters and meets with the compliance officer relative to the compliance management function. Additionally, the committee reviews regulatory reports filed with the Federal Reserve Board and Comptroller of the Currency. Members of this committee are Directors Neely, Frye, Hancock and Stout. The Audit and Compliance Committee met eight times during the 2000 fiscal year.

   Compensation Committee. The Compensation Committee deals in broad terms with personnel matters and reviews the compensation of the senior officers of the Corporation and the Bank. Members of this committee are Directors J. Campbell, Neely, Pugh and Ward. The Compensation Committee met two times during the 2000 fiscal year.

   Nominating Committee. The Board of Directors, as a group, serves as the Nominating Committee and in that capacity recommends nominees for election to the Board. Qualified candidates recommended by shareholders will be considered by the Board. In order for a candidate recommended by a shareholder to be considered as a nominee at the next annual meeting, the name of the candidate, together with a written description of the candidate's qualifications, must be received by the Secretary of FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203, no later than December 13, 2001.

   During the fiscal year ended December 31, 2000, the Board of Directors held a total of 13 meetings. Each incumbent Director attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which he or she served. Cooper M. McLaurin was elected to the Board on March 1, 2001 to serve for the remainder of the unexpired term of her husband, Joe M. McLaurin, who resigned for health reasons.

                             EXECUTIVE COMPENSATION

   Except as otherwise noted, the following table shows for the fiscal years ended December 31, 2000, 1999 and 1998, the cash and certain other compensation paid to or received or deferred by persons who were at December 31, 2000 the chief executive officer of the Corporation and the other executive officers of the Corporation or the Bank whose total salary and bonus in 2000 exceeded $100,000.

                           Summary Compensation Table

                                                     Annual       Long Term
                                                  Compensation   Compensation
                                                ---------------- ------------
                                                                  Securities
                                                                  Underlying
Name and Principal Position                                         Stock      All Other
    on December 31, 2000                   Year  Salary   Bonus  Options (#)  Compensation
---------------------------                ---- -------- ------- ------------ ------------
Michael C. Miller, Chairman and            2000 $192,500 $47,888    25,000       $6,930(1)
 President of the Corporation              1999  192,500  34,192     7,500        6,680
 and the Bank                              1998  183,754  33,046     7,500        6,680
Jerry A. Little, Senior Vice President     2000 $ 87,305 $22,215    10,000       $5,391(2)
 and Secretary of the Bank, Treasurer      1999   84,788  11,726     3,000        4,999
 and Secretary of the Corporation          1998   82,924  11,599     3,000        4,937
R. Hooker Thomas III, Senior Vice          2000 $ 91,266 $17,881    10,000       $5,728(3)
 President of the Bank, Commercial         1999   87,392  12,054     3,000        5,435
 Lending and Retail Banking                1998   85,050  11,875     3,000        5,359

--------
(1) Amount shown consists of $1,680 paid by the Bank pursuant to a Split Dollar Insurance Program for executives and $5,250 contributed by the Corporation to a 401(k) plan.
(2) Amount shown consists of $2,073 paid by the Bank pursuant to a Split Dollar Insurance Program for executives and $3,318 contributed by the Corporation to a 401(k) plan.
(3) Amount shown consists of $2,421 paid by the Bank pursuant to a Split Dollar Insurance Program for executives and $3,307 contributed by the Corporation to a 401(k) plan.

Stock Options

   The following table provides details regarding stock options granted to the executive officers named in the above Summary Compensation Table in the 2000 fiscal year. Information concerning stock options granted to directors is set forth under the heading "Director Compensation." Except as otherwise noted, the stock options were granted pursuant to the Corporation's Stock Compensation Plan.

                             Option Grants in 2000

                                                                      Potential
                                                                  Realizable Value
                                      % of                        at Assumed Annual
                         Number of    Total                        Rates of Stock
                         Securities  Options                            Price
                         Underlying  Granted  Exercise            Appreciation for
                          Options      to     or Base              Option Term(2)
                          Granted   Employees  Price   Expiration -----------------
Name                       (#)(1)    in 2000   ($/Sh)     Date       5%      10%
----                     ---------- --------- -------- ---------- -------- --------
Michael C. Miller.......   25,000     14.2%    $11.75   12/20/10  $184,738 $468,162
Jerry A. Little.........   10,000      5.7      11.75   12/20/10    73,895  187,265
R. Hooker Thomas III....   10,000      5.7      11.75   12/20/10    73,895  187,265

--------
(1) Incentive Stock Options exercisable one year after the grant date (December 21, 2000), with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the option shares becoming exercisable on each successive anniversary date. The price for shares that may be purchased pursuant to the options is equal to the fair market value of the Corporation's Common Stock on the date of grant.
(2) The potential realizable value of the options granted, assuming that the market price of the underlying security appreciates in value at annualized rates of 5% and 10%, respectively, over the ten-year life of the options.

   The following table shows the number of shares covered by exercisable and unexercisable options held by the executive officers named in the Summary Compensation Table as of December 31, 2000. No options were exercised by these executive officers in 2000.

                       Option Values at December 31, 2000

                               Number of Securities
                                    Underlying           Value of Unexercised
                              Unexercised Options at    In-the-Money Options at
                               December 31, 2000(#)      December 31, 2000(1)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
Michael C. Miller...........   47,500       42,500       $59,613      $7,813
Jerry A. Little.............   16,400       16,600        23,783       3,125
R. Hooker Thomas III........   17,400       16,600        23,845       3,125

--------
(1) The closing price of the Corporation's Common Stock on December 31, 2000, the last trading day of 2000, was $12.0625.

Pension Plan Table

   The following table shows the estimated annual retirement benefits payable at the normal retirement age of 65 to participants in the Corporation's qualified and nonqualified defined benefit plans with salaries in the classifications indicated.

                               Pension Plan Table

                        Approximate Annual Benefit upon Retirement
                              for Years of Service Indicated
Assumed Average    ----------------------------------------------------------
Compensation for     15        20        25        30        35        40
Final Ten Years     Years     Years     Years     Years     Years     Years
----------------   -------   -------   -------   -------   -------   -------
 $100,000           38,248    43,248    43,248    43,248    49,284    54,284
  125,000           51,998    58,248    58,248    58,248    63,722    69,972
  150,000           65,748    73,248    73,248    73,248    78,159    85,659
  175,000           79,498    88,248    88,248    88,248    92,597   101,347
  200,000           93,248   103,248   103,248   103,248   107,034   117,034
  225,000          106,998   118,248   118,248   118,248   121,472   132,722
  250,000          120,748   133,248   133,248   133,248   135,909   148,409

   The Corporation's defined benefit plans include a noncontributory, qualified Pension Plan and a noncontributory, nonqualified supplemental executive retirement plan ("SERP"). The Pension Plan covers substantially all full-time employees who qualify as to age and length of service. Benefits under the Pension Plan are based on the employee's compensation, which is comprised of total annual salary and bonus, total years of service and age at retirement. Benefits payable under the Pension Plan are offset by full Social Security benefits. As of January 1, 2001, the individuals named in the Summary Compensation Table had the following credited years of service under the Pension Plan: Mr. Miller, 15 years; Mr. Little, 16 years and Mr. Thomas, 9 years.

   Effective in January 2000, the Corporation adopted the SERP for certain executive employees, including the individuals named in the Summary Compensation Table. Annual benefits payable under the SERP are based on factors similar to those for the Pension Plan and are limited to 60% of Average Compensation, offset by amounts payable under the Pension Plan and by full Social Security benefits. Average Compensation for purposes of both the Pension Plan and the SERP means the average annual compensation during the final ten years of employment.

   The benefit amounts listed in the above Pension Plan Table reflect a straight life annuity. Due to limitations on benefits payable under the SERP, the annual benefits in the table for 35 and 40 years of service result from application of the Pension Plan. Annual retirement benefits over $140,000 exceed the current maximum benefits allowable for qualified plans under the Internal Revenue Code.

Director Compensation

   Directors who are not also employees of the Corporation or the Bank are paid $400 for each Board meeting they attend and receive an additional $200 for each committee meeting attended. In addition, each nonemployee director is paid a monthly retainer of $400. Directors may elect to defer receipt of their fees and monthly retainers until their retirement from the Board. Any deferred fees and retainers become a general obligation of the Corporation to be credited with interest at the Bank's deposit rate applied to individual retirement accounts with a two-year term and priced on a monthly variable-rate basis, subject to a minimum rate of 5.5% per annum.

   On December 21, 2000, the Corporation granted a nonqualified stock option to purchase 5,000 shares of Common Stock at the price of $11.75 per share to each of the following nonemployee directors: Mr. J. Campbell, Mr. Frye, Mr. Hancock, Mr. Jordan, Mr. Neely, Mr. Pugh, Mr. Ramsay, Dr. Stout and Ms. Ward. The price for shares that may be purchased pursuant to the options is equal to the fair market value of the Corporation's Common Stock on the date of grant. The stock options first become exercisable on December 21, 2001, with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the option shares becoming exercisable on each successive anniversary date. The options expire on December 20, 2010.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee is responsible for setting the compensation for the members of senior management of the Corporation and the Bank. The Committee determines the compensation level of the President, which is reviewed and ratified by the full Board of Directors, and acts upon the recommendations of the President as to the compensation of the other senior management employees. Four nonemployee directors currently serve as members of the Committee: James
M. Campbell, Jr., Chairman, R. Reynolds Neely, Jr., Richard K. Pugh and Earlene
V. Ward.

Compensation Philosophy

   The Corporation's compensation policies are designed to attract and retain competent management. The Board's goal is to provide competitive base salaries to the Corporation's and the Bank's management employees and to give them, as well as all other employees of the Corporation and the Bank, performance incentives to motivate superior performance on behalf of the Corporation and its shareholders. The Corporation has generally used two types of incentive compensation: annual cash bonuses based on the overall performance of the Bank and long-term compensation in the form of stock options. The Committee believes that linking long-term compensation to the value of the Corporation's Common Stock is especially effective because it aligns the interests of management with those of the Corporation's shareholders.

Executive Officer Compensation

   Annual Compensation. The Committee's recommendations for base salary for the President and other management employees are based on information available through industry sources regarding the compensation of executives of other institutions similar in size and in other respects to the Bank. Mr. R. Larry Campbell's base salary was established under his Employment Agreement with the Bank, which was entered into in connection with the Corporation's acquisition of Carolina Fincorp, Inc. in April 2000. His base salary, initially set at $100,000 per year, may be increased from time to time in accordance with the same considerations the Committee affords to the compensation of all management employees. The Committee considers annual cash bonuses as an integral part of the Corporation's financial incentive package to achieve the Corporation's goals. Bonuses are paid to all employees of the Bank based on the Bank's operating results for the year in a number of specific areas, with each employee receiving the same percentage of his or her base salary as every other employee. The Committee generally adopts the goals for the year at the beginning of the year. Goals are generally established for the growth in loans and deposits, profit margins, noninterest income, loan quality and productivity. Senior management employees generally receive an additional bonus based on similar criteria in the discretion of the Board, based on the Committee's recommendations.

   Long-Term Compensation. The Corporation's long-term incentive compensation awards are designed to encourage the retention of key executives and to align their interests with the interests of shareholders. Long-term compensation for the President and other management employees consists principally of stock options. The Corporation currently has a Stock Compensation Plan (the "Plan"), which provides for the grant of incentive and nonqualified options, stock bonuses and restricted stock. The Corporation believes that stock options granted under the Plan are performance-based and, therefore, deductible by the Corporation under Section 162(m) of the Internal Revenue Code. The Plan provides for other types of compensation, such as stock bonuses and restricted stock, which will be performance-based only if performance goals are established by the Committee in compliance with Section 162(m); no substantial stock bonuses of restricted stock have ever been granted by the Committee. The Committee administers the Plan and determines, in its discretion, what stock grants will be made. Stock options have been granted to the President and to other management employees on an annual basis since 1994. For further information regarding the options granted to the President in 2000, see "Executive Compensation--Stock Options" above. The Committee believes that all grants to the President under the Plan are performance-based for purposes of
Section 162(m).

   CEO Compensation. In setting Mr. Miller's 2000 base salary as President and Chief Executive Officer of FNB, the Compensation Committee considered the Bank's and the Corporation's achievement of various performance goals and reviewed the compensation paid to chief executive officers of comparable financial institutions of similar asset size. Return on assets and return on equity were considered, as well as such factors as loan quality and productivity, growth in loans and deposits, and profitability. The Committee also reviewed national, regional, statewide and local peer group salary data to determine a competitive and reasonable base salary. Mr. Miller's base salary and total bonuses in 2000 are shown in the Summary Compensation Table above. The Committee and the Board of Directors considered this base salary and these bonuses appropriate in view of their overall assessment of the performance of the President, the Corporation and the Bank.

            Submitted by the Compensation Committee of the Board of Directors:

                        James M. Campbell, Jr., Chairman
                        R. Reynolds Neely, Jr.
                        Richard K. Pugh
                        Earlene V. Ward

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   None of the members of the Compensation Committee has ever been an officer or employee of the Corporation or any of its subsidiaries or performs services for the Corporation or its subsidiaries other than as a director.

                               PERFORMANCE GRAPH

   The following graph and table compare the cumulative total shareholder return of FNB Common Stock for the five-year period ended December 31, 2000 with the SNL Southeast Bank Index and the Standard and Poor's 500 Stock Index, assuming an investment of $100 at the beginning of the period and the reinvestment of dividends.

           [Line chart appears here with the following plot points:]

                                              As of December 31,
                                -----------------------------------------------
                                 1995    1996    1997    1998    1999    2000
                                ------- ------- ------- ------- ------- -------
FNB Corp....................... $100.00 $129.50 $176.63 $256.08 $147.68 $116.37
SNL Southeast Bank Index.......  100.00  137.27  208.09  221.53  174.32  175.04
S&P 500 Index..................  100.00  122.86  163.86  210.64  254.97  231.74

                     INDEBTEDNESS OF OFFICERS AND DIRECTORS

   Certain of the directors and officers of the Corporation and the Bank and companies with which they are affiliated were customers of and borrowers from the Bank in the ordinary course of business in 2000. Similar banking transactions are expected to take place in the future. In the opinion of management, all outstanding loans and commitments included in such transactions were made substantially on the same terms, including rate and collateral, as those prevailing at the time in comparable transactions with other customers and did not involve more than normal risk of collectibility or contain other unfavorable features.

                        SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth as of March 22, 2001, certain information with respect to the beneficial ownership of FNB Common Stock by directors, by the executive officers named in the Summary Compensation Table and by directors and executive officers as a group.

                                                 Amount and Nature of
                                                 Beneficial Ownership Percent
Name and Address                                 March 22, 2001(1)(2) of Class
----------------                                 -------------------- --------
James M. Campbell, Jr., Director................        56,538          1.11
Randleman, NC

R. Larry Campbell, Director.....................        56,491          1.11
Rockingham, NC

Darrell L. Frye, Director.......................         1,500             *
Archdale, NC

W. L. Hancock, Director.........................       113,664          2.24
Franklinville, NC

Thomas A. Jordan, Director......................        34,435             *
Liberty, NC

Cooper M. McLaurin, Director....................        14,581             *
Rockingham, NC

Michael C. Miller, Chairman and President.......        76,148(3)       1.49
Asheboro, NC

R. Reynolds Neely, Jr., Director................       160,540(4)       3.16
Asheboro, NC

Richard K. Pugh, Director.......................        11,700             *
Asheboro, NC

J. M. Ramsay III, Director......................        32,730             *
Asheboro, NC

Charles W. Stout, M.D., Director................        28,140             *
Asheboro, NC

Earlene V. Ward, Director.......................        30,912             *
Asheboro, NC

Jerry A. Little, Treasurer and Secretary........        17,151             *
Asheboro, NC

R. Hooker Thomas III, Senior Vice President.....        18,192             *
Asheboro, NC

Directors and executive officers as a group (14
 persons).......................................       652,722(3)(4)   12.46

--------
*  Less than one percent.

(1) Includes shares held by directors' and executive officers' immediate families, including spouse and/or children residing in same household. Does not include 4,620 shares owned by the Ferree Educational and Welfare Fund, of which Mr. Miller is a trustee and treasurer.

(2) Includes shares subject to stock options exercisable as of March 22, 2001 or within 60 days thereafter for Mr. J. Campbell (8,700 shares), Mr. R. Campbell (24,490 shares), Mr. Frye (300 shares), Mr. Hancock (8,100 shares), Mr. Jordan (8,700 shares), Ms. McLaurin (4,701 shares, subject to options granted to her husband, Joe M. McLaurin, a former director of the Corporation), Mr. Miller (47,500 shares), Mr. Neely (8,700 shares), Mr. Pugh (8,700 shares), Mr. Ramsay (8,700 shares), Dr. Stout (2,900 shares), Ms. Ward (5,700 shares), Mr. Little (16,400 shares), Mr. Thomas (17,400 shares) and all directors and executive officers as a group (170,991 shares).

(3) Includes 18,600 shares held of record by the estate of Mr. Miller's mother and over which Mr. Miller has voting and dispository control as executor of the estate.

(4) Includes 82,292 shares held of record by Mr. Neely's mother and over which Mr. Neely and his sister have joint voting and dispository control pursuant to a revocable power of attorney.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Under the securities laws of the United States, the Corporation's directors, its executive officers, and any persons holding more than 10 percent of the Corporation's stock are required to report their ownership of the Corporation's stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Corporation is required to report in this proxy statement any failure to file by these dates during 2000. All of these filing requirements were satisfied by its directors, executive officers and 10 percent holders. In making these statements, the Corporation has relied on the written representations of its directors, executive officers and 10 percent holders and copies of the reports that they have filed with the Commission.

                              INDEPENDENT AUDITORS

   The Board of Directors has appointed the firm of KPMG LLP independent auditors for the Corporation for the 2001 fiscal year. A representative of KPMG LLP is expected to be present at the Annual Meeting of Shareholders. The representative will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions, including those relating to the 2000 audit of the Corporation's financial statements.

Disclosure of Auditor Fees

   The following is a description of the fees billed to FNB by KPMG LLP during or for the year ended December 31, 2000:

   Audit Fees: Audit fees billed to the Corporation by KPMG LLP in connection with KPMG's audit of the Corporation's annual financial statements for the year ended December 31, 2000 and KPMG's review of the interim financial statements included in the Corporation's quarterly reports on Form 10-Q for the year ended December 31, 2000 totaled $63,500.

   Financial Information Systems Design and Implementation Fees: The Corporation did not engage KPMG LLP to provide advice to the Corporation regarding financial information systems design and implementation during fiscal year 2000.

   All Other Fees: Fees billed to the Corporation by KPMG LLP during the Corporation's 2000 fiscal year for all other services totaled $111,865. These included tax-related services, employee benefit plan audits and merger-related services.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of the Corporation's Board of Directors is comprised of four directors who are not officers or employees of the Corporation. All current members of the Committee are independent for purposes of the National Association of Securities Dealers' listing standards. In accordance with its written charter, which was approved in its current form by the Board of Directors on June 22, 2000, the Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders of the Corporation and others, the systems of internal controls established by management and the Board of Directors, and the audit process. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A.

   In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Corporation as of and for the year ended December 31, 2000 with management and KPMG LLP, the Corporation's independent accountants. The Audit Committee also discussed with the Corporation's independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

   The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also determined that the provision of the other non-audit services described under "Independent Auditors--Disclosure of Audit Fees" by KPMG LLP to the Corporation is compatible with maintaining KPMG's independence.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                 Audit Committee

                                R. Reynolds Neely, Jr., Chairman
                                Darrell L. Frye
                                W. L. Hancock
                                Charles W. Stout, M.D.

                             SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Secretary of FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203, no later than December 13, 2001 for inclusion in the Corporation's proxy statement and form of proxy relating to such meeting. If a shareholder notifies the Corporation any later than February 26, 2002 of an intent to present a proposal at the next Annual Meeting of Shareholders, the Corporation will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials related to such meeting.

                                 OTHER MATTERS

   There is no business other than as set forth, so far as now known, to be presented for action by the shareholders at the meeting. It is intended that the proxies will be exercised by the persons named therein upon matters that may properly come before the meeting or any adjournment thereof, in accordance with the recommendations of management.

   By Order of the Board of Directors:

                                          /s/ Michael C. Miller
                                          Michael C. Miller
                                          Chairman and President

Date: April 12, 2001

                                                                      Appendix A
                                   FNB CORP.
                            AUDIT COMMITTEE CHARTER

Organization

   There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of management and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgement as a committee member.

Statement of Policy

   The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

Responsibilities

   In meeting its responsibilities the committee will:

    Provide an open avenue of communication between the internal auditors, the external auditors and the board of directors.

    Review and update the committee's charter annually.

    Recommend to the board of directors the external auditors to be nominated, approve the compensation of the external auditors and review and approve the discharge of the external auditors.

    Review and concur in the appointment, evaluation, replacement, reassignment or dismissal of the audit manager.

    Confirm and assure the independence of the internal and external auditors.

    Inquire of management, the internal audit manager, and the external auditor about significant risks or exposures and assess the steps management has taken to minimize such risks.

    Approve, with recommendations from the external auditors and the internal audit manager, the audit scope and plan of the internal and external auditors.

    Consider with management and the internal audit manager the need for employing other firms for additional audit coverage.

    Review with the internal audit manager and external auditors the consideration of audit effort to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

    Consider and review with the internal audit manager and the external auditor the adequacy of the company's internal controls including information systems and security.

    Review the following items with management and the external auditor:

      The company's annual financial statements and related footnotes.

      The external auditor's audit of the financial statements and his or her report thereon.

      Any significant changes required in the external auditors' plan.

      Any serious difficulties or disputes with management encountered during the course of the audit process.

      Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

    Consider and review with management and the internal audit manager the following items:

      Significant findings during the year and management's response thereto.

      Any difficulties encountered during the course of their audits, including any restrictions on the scope of their work or access to required information.

      Any changes required in the planned scope of their audit plan.

      The internal audit department charter.

      Internal audit's compliance with The IIA's Standards for the Professional Practice of Internal Auditing.

    Review with the internal audit manager and the external auditor the results of their review of the company's monitoring compliance with the company's code of conduct.

    Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies and programs and reports received from regulators.

    Meet with the internal audit manager, the external auditor and management in separate executive sessions to discuss any matters that the audit committee or these groups believe should be discussed privately.

    Report committee actions to the board of directors with such recommendations, as the committee may deem appropriate.

    Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.

    The committee shall meet at least four times per year or more frequently if necessary. Members of management and others may attend the meeting and provide pertinent information as needed.

    The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

                                   FNB CORP.
                               101 Sunset Avenue
                         Asheboro, North Carolina 27203

             Proxy for Annual Meeting of Shareholders--May 8, 2001

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Reynolds Neely, Jr. and Charles W. Stout, M.D., or either of them, proxies with full power of substitution to vote all shares of FNB Corp. standing in the name of the undersigned at the above Annual Meeting of Shareholders, and all adjournments thereof:

1. ELECTION OF CLASS III DIRECTORS TO SERVE FOR THREE-YEAR TERMS EXPIRING AT THE ANNUAL MEETING IN 2004: James M. Campbell, Jr., R. Larry Campbell, Thomas A. Jordan and Michael C. Miller

   --- With authority to vote for all nominees listed above, except as designated below.

   --- Withhold authority to vote for all nominees listed above.

  ----------------------------------------------------------------------------
   To withhold authority to vote for any individual nominee, write the nominee's name in the space above.

2. With discretionary authority upon such other matters as may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORIZATION TO VOTE FOR THE NOMINEES AND THE RATIFICATION OF THE SELECTION OF AUDITORS. THE PROXY WILL BE VOTED ACCORDINGLY UNLESS OTHERWISE SPECIFIED.

Dated:              , 2001                -------------------------------------
      --------------                      Signature of Shareholder

                                          -------------------------------------
                                          Signature of Shareholder

                                          When signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title. If more than
                                          one trustee, all should sign. All
                                          joint owners must sign.